As filed with the Securities and Exchange Commission on April 2, 2008

Registration No. 333-148460

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LUMENIS LTD.
(Exact Name of Registrant as Specified in its Charter)

Israel	Not Applicable

(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

P.O. Box 240
Yokneam 20692, Israel
(Address of Principal Executive Offices)(Zip Code)

1999 Share Option Plan
2000 Share Option Plan
Israel 2003 Share Option Plan
2007 Share Incentive Plan
(Full Title of the Plan)

William Weisel, Esq.
Vice President, General Counsel
& Corporate Secretary
Lumenis Ltd.
P.O. Box 240
Yokneam 20692, Israel
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Barbara J. Oikle, Esq.
Greenberg Traurig, P.A.
1221 Brickell Ave
Miami, Florida 33131
(305) 579-0500

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐     Accelerated filer ☐     Non-accelerated filer ☒     Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 is being filed to (i) correct certain administrative errors that resulted in incorrect and incomplete documents being filed or incorporated by reference as Exhibits 99.1, 99.2 and 99.3 to the Registration Statement on Form S-8 filed on January 4, 2008 (Registration No. 333-148460) (the “Original Filing”), (ii) to re-index Exhibits 99.1, 99.2, 99.3 and 99.4 to the Original Filing as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, (iii) to clarify which Form 6-Ks will be incorporated by reference into this registration statement and (iv) to otherwise update the documents incorporated by reference into this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

        The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Registration Statement on Form 20-F (File No. 000-27572) filed with the Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 1, 2007, as amended;

(b)	The Registrant’s Reports on Form 6-K furnished on August 16, 2007, August 28, 2007, October 9, 2007, November 13, 2007 (not including Exhibit 99.1, which information is not incorporated by reference herein), November 21, 2007, December 31, 2007, January 31, 2008 (not including Exhibit 99.1, which information is not incorporated by reference herein), February 11, 2008 and March 19, 2008; and

(c)	The description of the Registrant’s ordinary shares contained in the Registrant’s Registration Statement on Form 20-F ( File No. 000-27572), filed with the Commission pursuant to Section 12(g) of the Exchange Act on May 1, 2007, including any amendment or report filed for the purpose of updating such description.

        In addition, all documents and reports subsequently filed and, to the extent indicated therein, furnished by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

        Not applicable.

Item 5.	Interests of Named Experts and Counsel.

        Not applicable.

Item 6.	Indemnification of Directors and Officers.

        Incorporated by reference to the Original Filing.

Item 7.	Exemption from Registration Claimed.

        Not applicable.

Item 8.	Exhibits.

        See the Exhibit Index.

Item 9.	Undertakings.

        Incorporated by reference to the Original Filing.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Yokneam, State of Israel, on this 2nd day of April, 2008.

LUMENIS LTD. By: /s/ Dov Ofer —————————————— Dov Ofer Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Dov Ofer —————————————— Dov Ofer	Chief Executive Officer, (Principal Executive Officer)	April 2, 2008

/s/ Aviram Steinhart* —————————————— Aviram Steinhart	Chief Financial Officer (Principal Accounting and Financial Officer)	April 2, 2008

/s/ Harel Beit-On* —————————————— Harel Beit-On	Chairman of the Board	April 2, 2008

/s/ Yoav Doppelt* —————————————— Yoav Doppelt	Director	April 2, 2008

/s/ Talia Livni* —————————————— Talia Livni	Director	April 2, 2008

/s/ Eugene Davis* —————————————— Eugene Davis	Director	April 2, 2008

/s/ Naftali Idan* —————————————— Naftali Idan	Director	April 2, 2008

*By: /s/ Dov Ofer —————————————— Dov Ofer Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1*	Lumenis Ltd. 1999 Share Option Plan

4.2*	Lumenis Ltd. 2000 Share Option Plan

4.3	Lumenis Ltd. Israel 2003 Share Option Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A (File No. 000-27572) filed with the Commission on April 30, 2003).

4.4	Lumenis Ltd. 2007 Share Incentive Plan (incorporated by reference to Appendix A of Exhibit 99.1 to the Registrant's Current Report on Form 6-K (File No. 000-27572) furnished with the Commission on November 21, 2007).

5**	Opinion of Meitar Liquornik Geva & Leshem Brandwein

23.1*	Consent of BDO-Ziv Haft

23.2**	Consent of Meitar Liquornik Geva & Leshem Brandwein (included in Exhibit 5)

24**	Power of Attorney

*	Filed herewith.

**	Previously filed.